Exhibit 10.41

FIRST AMENDMENT TO LOAN AGREEMENT

This First Amendment to Loan Agreement (this “Amendment”) to that certain Loan Agreement originally dated June 4, 2024 (the “Loan Agreement”), by and among Ault Alliance, Inc., a Delaware corporation (“Borrower”), OREE Lending Company, LLC, a Delaware limited liability company (“Oree”) and Helios Funds LLC, a Delaware limited liability company (“Helios” and together with Oree, “Lender”), is dated January 9, 2025 by and among Borrower and the Lender. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Loan Agreement.

RECITALS

WHEREAS, Borrower has borrowed (A) $1,500,000 under the Loan Agreement as evidenced by two (2) 20% OID promissory notes (together, the “June 4 Notes”) in the principal amount of $1,800,000, (B) $500,000 under the Loan Agreement as evidenced by two (2) 20% OID promissory notes in the principal amount of $600,000 (the “June 20 Notes”) and (C) $1,500,000 under the Loan Agreement as evidenced by two (2) 20% OID promissory notes (together, the “July 2 Notes”) in the principal amount of $1,800,000 (the “July 2 Notes” and together with the June 4 Notes and June 20 Notes, the “Notes”);

WHEREAS, Borrower and Lender desire to amend the Loan Agreement to (a) eliminate any interest or penalties payable under any notes issuable under the Loan Agreement, including, without limitation, the Notes, except for an original interest discount of 20% on each of the Notes and (b) provide for termination of the Loan Agreement (and not the Notes) upon the effectiveness of the Borrower’s Registration Statement on Form S-1 (File No: 333-281109).

NOW, THEREFORE, Borrower and Lender hereto agree as follows:

Section 1. Amendment to Loan Agreement. The Loan Agreement shall be amended by deleting the definition of “Default Interest Rate” therein in its entirety and replaced with the following:

““Default Interest Rate” means 0%, per annum.”

Section 2. Amendment to Loan Agreement. The Loan Agreement shall be amended by deleting the definition of “OID” therein in its entirety and replaced with the following:

““OID” means an original issuance discount of zero percent (0%), which will be added to the Note, each time an Advance or any other extension of credit by Lender is made to the Borrower.”

Section 3. Amendment to Loan Agreement. The Loan Agreement shall be amended by deleting the definition of “Interest Rate” therein in its entirety and replaced with the following:

““Interest Rate” means 0%, per annum.”

Section 4. Amendment to Loan Agreement. The Loan Agreement shall be amended by deleting the definition of “Note” therein in its entirety and replaced with the following:

““Note” means the promissory note, in the customary form attached hereto as Exhibit A, which bears no interest (including no original interest discount) and will be issued each time an Advance or any other extension of credit by Lender is made to the Borrower; provided, however, that the Notes issued on June 4, 2024, June 20, 2024 and July 2, 2024 shall each include an original issuance discount equal to 20% (and bear no additional interest thereon).”

Section 5. Amendment to Loan Agreement. The Loan Agreement shall be a4mended by deleting the definition of “Maturity Date” therein in its entirety and replaced with the following:

““Maturity Date” shall mean December 4, 2024.”

Section 6. Amendment to Loan Agreement. The Loan Agreement shall be amended by deleting Section 12.5 therein in its entirety and replaced with the following:

“12.5 Amendments in Writing, Integration. This Agreement shall be automatically terminated (except with respect to any outstanding Notes as of such date) upon the Securities and Exchange Commission declaring effective Borrower’s registration statement on Form S-1 (File No: 333-281109). All amendments to this Agreement or the other Loan Documents must be in writing. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.”

Section 7. Amendment to Loan Agreement. The Loan Agreement shall be amended by deleting Sections 3.2, 3.3 and 8.8 therein in their entirety.

Section 8. Amendment to Loan Agreement. Exhibit A to the Loan Agreement shall be deleted in its entirety and replaced with Exhibit A attached hereto as Exhibit X.

Section 9. Except as otherwise expressly provided herein, the Loan Agreement and each other Loan Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended and supplemented by this Amendment, (ii) all references in the other Loan Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended and supplemented by this Amendment, and (iii) each provision in each Loan Document shall be deemed amended and supplemented to conform to the amendments and supplements set forth herein in all respects.

Section 10. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

[Signature Pages Below]

HYPERSCALE DATA, INC.

By:
Name: Milton C. Ault, III
Title: Executive Chairman

HELIOS FUNDS, LLC

By:
Name:
Title:

OREE LENDING COMPANY, LLC

By:
Name:
Title:

EXHIBIT X FORM OF PROMISSORY NOTE Issue Date: , 2024 FOR VALUE RECEIVED, the undersigned HYPERSCALE DATA, INC. a Delaware corporation ("Borrower"), promises to pay to (together with its successors and assigns, "Holder") at the times, in the amounts and at the address set forth in the Loan Agreement, dated as of June 4, 2024, as amended on November , 2024 (as further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"); capitalized terms used herein without definition have the meanings assigned to such terms in the Loan Agreement, by and among Borrower, the Holder, any other lender from time to time party thereto (collectively, "Lenders"), the principal amount of ), which reflects a zero percent (0%) OID of the amount of the Advance reflected by this Note. In no event shall interest hereunder exceed the maximum rate permitted under applicable law. All payments of principal due shall be made as set forth in Section 2.4 of the Loan Agreement. Accordingly, the outstanding principal amount of the Loan may be less than the amount set forth in this Note. The entire outstanding principal balance of this Note shall be due and payable in full on the Maturity Date, as may be extended pursuant to the Loan Agreement. The Obligations evidenced by this Note (as further amended, restated, supplemented or otherwise modified from time to time, this "Note") are subject to acceleration in accordance with Section 9.1 of the Loan Agreement. The Borrower hereby waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, protest and all other demands and notices except as required by the Loan Agreement in connection with the execution, delivery, acceptance, performance, default or enforcement of this Note. The terms of Sections 10 - 12 of the Loan Agreement are incorporated herein, mutatis mutandis. IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of the Borrower. BORROWER: HYPERSCALE DATA, INC. By: Name: Milton C. Ault, III Title: Executive Chairmanby: Name: milton C. Ault, III Title: Executive Chaireman